UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52595	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On January 30, 2009 the Company announced, via an Australian Securities Exchange (“ASX”) announcement, that it has received Conformite Europeene (“CE”) Mark approval for its HeartWare® Ventricular Assist System. The system features a miniaturized, full-output, implantable heart pump designed to treat patients suffering from advanced heart failure. Receipt of CE Mark enables HeartWare to initiate commercial sales of the system throughout the European Union.

As previously advised, HeartWare has begun to establish the necessary infrastructure in Europe to drive a commercial rollout of the system and to support new customers on the continent. HeartWare will focus initially on its existing trial sites and will expand to key new target hospitals over the ensuing months.

A copy of the complete ASX announcement is attached.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 HeartWare International, Inc. ASX announcement, dated January 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: January 30, 2009	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer